UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      November 15, 2011

Southern Connecticut Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, the Board of Directors (the “Board”) of Southern Connecticut Bancorp, Inc. (the “Company”) increased the size of the Board to seven directors from six directors and elected Joseph J. Greco, Chief Executive Officer of the Company and its primary subsidiary, The Bank of Southern Connecticut (the “Bank”), as a director to fill the newly created vacancy on the Board.  In addition, on November 15, 2011, the Board of Directors of the Bank (the “Bank Board”) increased the size of the Bank Board to eight directors from seven directors and elected Joseph J. Greco, Chief Executive Officer of the Company and the Bank, as a director to fill the newly created vacancy on the Bank Board.

Mr. Greco will not serve on any committees of the Board.  With respect to the Bank Board, he will serve on the Asset Liability Committee, and the Loan Workout Committee.  Mr. Greco will not be entitled to any additional compensation in connection with his service on the Board and the Bank Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2011	SOUTHERN CONNECTICUT BANCORP, INC. By: /s/ Stephen V. Ciancarelli
Stephen V. Ciancarelli Senior Vice President and Chief Financial Officer